UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 7, 2007

ALLIED HEALTHCARE PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19266	25-1370721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 SUBLETTE AVENUE, SAINT LOUIS, MISSOURI 63110

  (address of principal executive offices)

Registrant's telephone number, including area code: (314) 771-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operation and Financial Condition.

On September 7, 2007, the Registrant issued a press release setting forth results for the fourth quarter and year ended June 30, 2007. The full text of the release is included as an exhibit hereto. For the quarter ended June 30, 2007, the Registrant reported that it earned net income of $869,000, or 11 cents per diluted share, versus $629,000, or 8 cents per diluted share, for the quarter ended June 30, 2006. For the full fiscal year 2007, the Registrant reported net income of $1.642 million, or 21 cents per diluted share, compared to about $1.648 million, or 21 cents per diluted share, for 2006.

Although results for the full 2007 year were essentially flat with 2006, the 2006 fourth quarter and year benefited from favorable resolution of tax contingencies of approximately $300,000. For fiscal year 2007, Registrant’s sales declined about $1.04 million, or 2 percent, compared to 2006. Lower costs for 2007 offset the decline.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

Reference is made to the press release furnished as an exhibit hereto relating to fourth quarter and fiscal year 2006 earnings.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99 Press Release dated September 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: September 7, 2007	By:	/s/ Daniel C. Dunn
Daniel C. Dunn Vice-President, Chief Financial Officer